                                                  EXHIBIT B

                   Total Compensation
Name of Recipient  Received in 1997(A)       Estimated Compensation (B)
-----------------  -------------------     ------------------------------
                                        1998     1999     2000
                                        ----     ----     ----
P. A. Behlke                     $84,328        $84,330           $84,330       $84,330

E. Capomacchio                  $146,658       $102,680          $102,680      $102,680

J. G. Cochrane                  $203,418       $121,610          $121,610      $121,610

D. C. Delurey                   $253,015       $133,750          $133,750      $133,750

P. G. Flynn                     $225,713       $138,870          $138,870      $138,870

P. Graening                      $79,868        $79,870           $79,870       $79,870

G. A. Hale                      $169,118       $115,790          $115,790      $115,790

A. D. Houston                   $584,208       $450,000          $450,000      $450,000

M. E. Jesanis                   $271,458       $167,865          $167,865      $167,865

C. Kapala                       $108,291        $89,810           $89,810       $89,810

J. L. Kenney                     $90,358        $90,360           $90,360       $90,360

C. A. LaFleur                   $296,799       $180,085          $180,085      $180,085

H. W. McDowell                  $234,936       $145,980          $145,980      $145,980

K. L. Ramsauer                  $210,540       $128,560          $128,560      $128,560

T. G. Robinson                  $277,138       $169,890          $169,890      $169,890

J. A. Rotger                     $73,689        $73,690           $73,690       $73,690

E. K. Runge                      $78,564        $78,570           $78,570       $78,570

M. F. Ryan                      $130,228       $107,750          $107,750      $107,750

T. L. Schwennesen               $116,865        $95,240           $95,240       $95,240

R. P. Sergel                    $402,017       $450,000          $450,000      $450,000

R. K. Wulff                     $168,653       $109,462                 *             *

*Retirement expected.

(A)                        Does not include incentive compensation for 1997, which amount is paid in
                           1998.  Includes bonuses paid to recipient in calendar year 1997 and contributions made to 401(K) plan and excludes health insurance amounts and dependent care spending and health care spending allowances paid by employee and amounts reported to the IRS as taxable compensation re: life insurance and other fringe benefits.

(B)                        Does not include an estimate of incentive compensation.


                              Total Amount of Routine Expenses
   Name                           Charged to Client in 1997
   ----                       --------------------------------

P. A. Behlke                                      $5,816

E. Capomacchio                                    $3,154

J. G. Cochrane                                   $16,722

D. C. Delurey                                    $21,391

P. G. Flynn                                      $12,516

P. Graening                                       $4,496

G. A. Hale                                       $15,893

A. D. Houston                                    $12,832

M. E. Jesanis                                    $21,994

C. Kapala                                         $7,853

J. L. Kenney                                      $8,186

C. A. LaFleur                                     $6,569

H. W. McDowell                                    $7,277

K. L. Ramsauer                                    $5,899

T. G. Robinson                                   $14,960

J. A. Rotger                                        $877

E. K. Runge                                         $366

M. F. Ryan                                       $13,420

T. L. Schwennesen                                     $0

R. P. Sergel                                      $9,685

R. K. Wulff                                         $592